As filed with the Securities and Exchange Commission on December 15, 2000
                                                      Registration No. 333-43550
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------
                              NEWTEK CAPITAL, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             NEW YORK                                          11-3504638
             --------                                          ----------
   (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                         Identification No.)

                             1500 HEMPSTEAD TURNPIKE
                              EAST MEADOW, NY 11554
                              ---------------------
                    (Address of Principal Executive Offices)

                          THE NEWTEK CAPITAL, INC. 2000
                 STOCK INCENTIVE AND DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)

                                  BARRY SLOANE
         CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER AND SECRETARY
                              NEWTEK CAPITAL, INC.
                             1500 HEMPSTEAD TURNPIKE
                              EAST MEADOW, NY 11554
                              ---------------------
                     (Name and Address of Agent For Service)

                                 (212) 826-9022
                   ------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                              MATTHEW ASH, ESQUIRE
                                 KUTAK ROCK LLP
                    1101 CONNECTICUT AVENUE, N.W., SUITE 1000
                           WASHINGTON, D.C. 20036-4374
                                 (202) 828-2400
                    ----------------------------------------
                         CALCULATION OF REGISTRATION FEE

===========================================================================================
       Title Of          Amount      Proposed Maximum    Proposed Maximum       Amount of
      Securities          To Be       Offering Price    Aggregate Offering    Registration
   To Be Registered    Registered        Per Share             Price               Fee
-------------------------------------------------------------------------------------------
     Common Stock,
    $.02 par value    2,250,000 (1)       $7.00 (2)       $12,686,063 (2)       $3,349.12
===========================================================================================

(1) Maximum number of shares issuable upon exercise of options granted or to be granted under The Newtek Capital, Inc. 2000 Stock Incentive and Deferred Compensation Plan, as such amount may be increased in accordance with Section 12 of said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) Under Rule 457(h), the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 2,250,000 shares are being registered hereby, of which 993,000 shares are under option at a weighted average price of $7.00 per share ($6,951,000 in the aggregate). The remainder of the shares, which are not presently subject to option (1,257,000), are being registered based upon the average of the high and low selling prices of the common stock of the registrant as reported on The American Stock Exchange on December 8, 2000 of $4.5625 per share ($5,735,063 in the aggregate). Therefore, the total amount of the offering being registered herein is $12,686,063. .

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS
ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------
     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in The Newtek Capital Inc. 2000 Stock Incentive and Deferred Compensation Plan (the "Plan") in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933. In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission ("the Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

     Newtek Capital, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following  documents are incorporated by reference in this Registration
Statement:

     (a)  the Company's Registration Statement on Form S-4 dated August 15, 2000
          (Commission  File  No.   333-43550),   as  amended  by  the  Company's
          Prospectus dated August 18, 2000;

     (b)  Quarterly Report on Form 10-Q for the quarter ended June 30,2000;

     (c)  Quarterly  Report on Form 10-Q for the  quarter  ended  September  30,
          2000;

     (d)  Current Report on Form 8-K dated October 4, 2000;

     (e) the description of the Company's securities contained in the Company's Registration Statement on Form 8-A dated September 18, 2000.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTIONS OF SECURITIES
------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

     The firm Kutak Rock LLP has given an opinion upon the validity of the securities being registered. The attorneys in the firm beneficially own 40,000 shares (or 0.2 percent) of Registrant's common stock in the aggregate.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

     The Company's Restated Articles of Incorporation contain a provision, authorized by the New York Business Corporation Law ("NBCL"), designed to eliminate in certain circumstances the personal liability of officers and directors for monetary damages to Newtek or its stockholders for breach of their fiduciary duty as officers or directors. This provision, however, does not limit the liability of any officer or director who breached his or her duty of loyalty to the Company or its stockholders, acted in bad faith, or whose actions were the result of active and deliberate dishonesty and were material to the cause of action to be adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. This provision will not limit or eliminate the rights of the Company or any stockholder to seek an injunction or any other nonmonetary relief in the event of a breach of an officer or director's duty of care. In addition, this provision applies only to claims against an officer or director arising out of his or her role as officer or director and does not relieve an officer or director from liability unrelated to his fiduciary duty of care or from a violation of statutory law such as certain liabilities imposed on officers and directors under the federal securities laws.

    The Company's Restated Articles of Incorporation and Restated Bylaws also provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the NBCL. Under the provisions of the NBCL, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its stockholders, and in criminal actions or proceedings, in addition had no reasonable cause to believe that his conduct was unlawful.

    Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of the Company or of the Company's subsidiaries and the Company's officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at the Company's or its subsidiaries' request.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not Applicable.

ITEM 8.  EXHIBITS
------

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------

     1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on this 12th day of December, 2000.

                      NEWTEK CAPITAL, INC.


                      By: /s/  Barry Sloane
                          ------------------------------------------------------
                          Barry Sloane, Chairman of the Board, Chief Executive Officer, and Secretary(Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of the registrant, hereby severally constitute and appoint Barry Sloane our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the registrant's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                    TITLE                         DATE
   ---------                    -----                         ----

   /s/ Barry Sloane        Chairman of the Board and Chief   December 12, 2000
   ----------------------  Executive Officer and Secretary
   Barry Sloane

   /s/ Jeffrey G. Rubin    President, Chief Investment       December 12, 2000
   ----------------------  Officer and Director
   Jeffrey G. Rubin

   /s/ Brian A. Wasserman  Treasurer, Chief Financial        December 12, 2000
   ----------------------  Officer and Director
   Brian A. Wasserman

   /s/ John Cox
   ----------------------  Director                          December 14, 2000
   John Cox

   /s/ Steven A. Shenfeld
   ----------------------  Director                          December 14, 2000
   Steven A. Shenfeld

   /s/ Matthew Burns
   ----------------------  Director                          December 12, 2000
   Matthew Burns

                                INDEX TO EXHIBITS


Exhibit  Description
-------  -----------
  5 Opinion of Kutak Rock LLP as to the legality of the Common Stock being registered

 23.1    Consent of Kutak Rock, LLP (appears in their opinion filed as Exhibit
         5)

 23.2    Consent of PricewaterhouseCoopers LLP

 24 Power of Attorney (contained in the signature page to this registration statement)

 99.1    The Newtek Capital, Inc. 2000 Stock Incentive and Deferred Compensation
         Plan

 99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options.

 99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options.